Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

BUNKER HILL MINING CORP.

(THE “CORPORATION)

ARTICLE I

Offices

1.1	Registered Office. The registered office of the Corporation required by the General Corporation Law of Nevada, Nevada Revised Statutes, (“NRS”), Chapter 78.090, to be maintained in Nevada may be, but need not be, identical with the principal office if in Nevada, and the address of the registered office may be changed from time to time by the Board of Directors.

1.2	Principal Office. The Corporation may have such other office or offices either within or outside of the State of Nevada as the business of the Corporation may require from time to time if so designated by the Board of Directors.

ARTICLE II

Stockholders

2.1	Annual Meeting. Unless otherwise designated by the Board of Directors, the annual meeting shall be held on the date and at the time and place fixed by the Board of Directors; provided, however, that the first annual meeting shall be held on a date that is within 18 months after the date on which the Corporation comes into existence, and each successive annual meeting shall be held on a date that is within 15 months after the preceding annual meeting and no later than 6 months after the end of the Corporation’s preceding financial year.

2.2	Special Meetings. Special meetings of stockholders of the Corporation, for any purpose, may be called by the Board of Directors.

2.3	Place of Meeting. The Board of Directors may designate any place, either within or outside the State of Nevada, as the place for any annual meeting or special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the Corporation’s principal offices, whether within or outside the State of Nevada.

2.4	Notice of Meeting. Written notice signed by an officer designated by the Board of Directors, stating the place, day, and hour of the meeting and the purpose for which the meeting is called, shall be delivered personally or mailed postage prepaid to each stockholder of record entitled to vote at the meeting, each Director, and the auditor of the Corporation, not less than 21 nor more than 60 days before the meeting. If mailed, such notice shall be directed to the stockholder at his address as it appears upon the records of the Corporation, and notice shall be deemed to have been given upon the mailing of any such notice, and the time of the notice shall begin to run from the date upon which the notice is deposited in the mail for transmission to the stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, constitutes delivery of the notice to the corporation, association or partnership. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

2.5	Advance Notification of Business to be Transacted at Meetings of Stockholders.

(a) Subject only to the NRS, the Articles of Incorporation or as otherwise provided herein, to be properly brought before the annual or any special meeting of the stockholders, any business to be transacted at an annual or special meeting of stockholders must be either (i) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation who (a) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting and (b) complies with the advance notice procedures set forth in this Section 2.5. Except for proposals properly made in accordance with Rule 14a-8 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, the foregoing clause shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.6, and this Section 2.5 shall not be applicable to nominations. A stockholder of the Corporation may bring a matter (other than a nomination of a candidate for election as a director) before a meeting of stockholders or for action by written consent without a meeting only if such stockholder matter is a proper matter for stockholder action and such stockholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified in this Section 2.5.

(b) In the case of an annual meeting of stockholders, any such written notice of a proposal of a stockholder matter must be received by the Board of Directors by the close of business at the Corporation’s principal offices on a date that is not less than ninety (90) days nor more than one hundred and twenty (120) days before the first anniversary of the date on which the Corporation held its annual meeting of stockholders in the immediately preceding year; and provided however, (i) in the case of an annual meeting of stockholders that is called for a date which is not within thirty (30) days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, or (ii) in the event that the Corporation did not have an annual meeting of stockholders in the prior year, any such written notice of a proposal of a stockholder matter must be received by the Board of Directors by the close of business at the Corporation’s principal offices on a date that is not more than the later of sixty (60) days prior to the date of the annual meeting or ten (10) days after the date the Corporation shall have provided public announcement an annual meeting of stockholders will be held.

(c) In the case of a special meeting of stockholders, any such written notice of a proposal of a stockholder matter must be received by the Board of Directors by the close of business at the Corporation’s principal offices on a date that is not more than the later of sixty (60) days prior to the date of the special meeting or ten (10) days after the date the Corporation shall have provided public announcement a special meeting of stockholders will be held.

(d) In the case of stockholder action by written consent, the stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Board of Directors, set forth the written proposal.

(e) To be in proper written form, a stockholder’s notice to the Board of Directors must set forth as to each matter such stockholder proposes to bring before a meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially (within the meaning of Securities and Exchange Commission Rule 13d-1) or of record by such stockholder; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (vi) a description of all agreements, arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (vii) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such stockholder has or shares a right to vote any shares of any security of the Corporation; (viii) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (ix) any pending or threatened litigation in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (x) any material transaction occurring during the prior twelve months between such stockholder, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand; (xi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (xii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents by such stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder.

(f) If a written notice of a proposal of a stockholder matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in this Section 2.5 or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder who submitted the written notice of presentation of a stockholder matter of such failure or deficiency in the written notice of presentation of a stockholder matter and such stockholder shall have five (5) days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

(g) Only stockholder matters submitted in accordance with the foregoing provisions of this Section 2.5 shall be eligible for presentation at such meeting of stockholders or for action by written consent without a meeting, and any stockholder matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders or by written consent without a meeting. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if such officer shall so determine, such officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

(h) This Section 2.5 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i) For purposes of this Section 2.5 and Section 2.6 below, (i) “public announcement” shall mean disclosure in a press release reported by a national news service in Canada and the United States of America, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com and on the Electronic Data-Gathering, Analysis, and Retrieval system at www.sec.gov.

2.6	Nomination of Directors.

(a) Subject only to the NRS and the Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders if one of the purposes for which the special meeting was called was the election of directors, (i) by or at the direction of the Board of Directors or an authorized officer of the Corporation, including pursuant to a notice of meeting, (ii) by or at the direction or request of one or more stockholders pursuant to a proposal made in accordance with the provisions of the NRS or a requisition of the stockholders made in accordance with the provisions of the NRS or (iii) by any person (a “Nominating Stockholder”) (a) who, at the close of business on the date of the giving of the notice provided for below in this Section 2.6 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (b) who complies with the notice procedures set forth below in this Section 2.6. In addition to any other applicable requirements, for a nomination to be made by a Nominating Stockholder, the Nominating Stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Section 2.6.

(b) To be timely, a Nominating Stockholder’s notice to the secretary of the Corporation must be made (i) in the case of an annual meeting of stockholders, by the close of business at the Corporation’s principal offices on a date that is not less than 60 nor more than 120 days prior the anniversary of the date on which the Corporation held its annual meeting of stockholders in the immediately preceding year; and provided however, (a) in the case of an annual meeting of stockholders that is called for a date which is not within thirty (30) days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, or (b) in the event that the Corporation did not have an annual meeting of stockholders in the prior year, any such notice of a nomination must be received by the close of business at the Corporation’s principal offices on a date that is not more than the later of sixty (60) days prior to the date of the annual meeting or ten (10) days after the date the Corporation shall have provided public announcement an annual meeting of stockholders will be held; and (ii) in the case of a special meeting (which is not also an annual meeting) of stockholders called for the purpose of electing directors (whether or not called for other purposes), by the close of business at the Corporation’s principal offices on a date that is not more than the later of sixty (60) days prior to the date of the special meeting or ten (10) days after the date the Corporation shall have provided public announcement a special meeting of stockholders will be held. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, waive any requirement in this paragraph (b). In no event shall any adjournment or postponement of a meeting of stockholders or the announcement thereof commence a new time period for the giving of a Nominating Stockholder’s notice as described above.

(c) To be in proper written form, a Nominating stockholder’s notice to the secretary of the Corporation must set forth (i) as to each person whom the Nominating Stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of stockholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (d) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the NRS and Applicable Securities Laws and (e) a representation from the Nominating Stockholder that they will comply with the requirements of Rule 14a-19 of the Exchange Act, including the timely fling of a definitive proxy statement with the United States Securities and Exchange Commission and solicitation of at least 67% of the voting power of the shares entitled to vote at the annual meeting; and (ii) as to the Nominating Stockholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Stockholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Stockholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the NRS and Applicable Securities Laws (as defined below). The Nominating Stockholder will provide the Corporation with reasonable evidence of its compliance with Rule 14a-19 of the Exchange Act, including its satisfaction of the solicitation requirements under Rule 14a-19(a)(3) at least 5 days prior to the meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(d) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 2.6 and, where applicable, the requirements of Rule 14a-19 of the Exchange Act; provided, however, that nothing in this Section 2.6 shall be deemed to preclude discussion by a stockholder (as distinct from nominating directors) at a meeting of stockholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the NRS. The Corporation reserves the right to not include a Nominating Stockholder’s nominee(s) on the Corporation’s proxy card for the meeting of stockholders if the Nominating Stockholder has failed to comply with the requirements of Rule 14a-19 of the Exchange Act, as applicable. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(e) For purposes of this Section 2.6, “Applicable Securities Laws” means the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the provinces and territories of Canada, the United States Securities Act of 1933, as amended and the Exchange Act.

(f) Notwithstanding any other provision of this Bylaw of the Corporation, notice given to the secretary of the Corporation pursuant to this Section 2.5 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

2.7	Adjournment. When a meeting is for any reason adjourned for less than 30 days to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.8	Organization. Any officer of the Corporation or member of the Board of Directors shall call meetings of stockholders to order and act as chairman of such meetings. In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and a chairman shall be elected by a majority of the stockholders entitled to vote at that meeting. In the absence of the secretary or any assistant secretary of the Corporation, any person appointed by the chairman shall act as secretary of such meeting. An appropriate number of inspectors for any meeting of stockholders may be appointed by the chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

2.9	Closing of Transfer Books or Fixing of Record Date. The directors may prescribe a period not less than 21 days and not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not less than 21 days and not more than 60 days before the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

2.10	Quorum. Stockholders, represented in person or by proxy, representing at least 33 1/3% of the issued stock entitled to vote at the meeting, shall constitute a quorum at a meeting of stockholders; provided, however, that where a separate vote by class or series or classes or series is required, at least 33 1/3% of the outstanding shares of such class or series or classes or series represented in person or by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter. If less than a quorum is represented at a meeting, a majority of the shares represented at the meeting may adjourn the meeting without further notice for a period not to exceed 60 days at any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so that less than a quorum remains. In the election of directors, a plurality of the votes present at the meeting shall elect a director. For greater certainty, this means that stockholders may cast a vote “for” or “withheld” for each director nominee and the nominees with the most votes cast “for” fill the available seats on the Board of Directors until the number of Directors as set forth in Section 3.1 of these Bylaws have been elected. Any other action shall be authorized by a majority of the votes cast on the matter except where the Articles of Incorporation or the NRS prescribes a different percentage of votes and/or a different exercise of voting power. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast on a matter determined to be non-routine under applicable law, rules and regulations.

2.11	Proxies. At all meetings of stockholders, a stockholder may vote by proxy, as prescribed by law. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 6 months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation.

2.12	Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, except as may be otherwise provided in the Articles of Incorporation or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation. If the Articles of Incorporation or any such resolution provide for more or less than one vote per share for any class or series of shares on any matter, every reference in the Articles of Incorporation, these Bylaws and the General Corporation Law of Nevada to a majority or other proportion or number of shares shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the Articles of Incorporation, or the General Corporation Law of Nevada. Cumulative voting shall not be allowed. Unless the General Corporation Law of Nevada, the Articles of Incorporation, or these Bylaws provide for different proportions, an act of stockholders who hold at least a majority of the voting power and are present at a meeting at which a quorum is present is the act of the stockholders.

2.13	Action Taken Without a Meeting. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such, an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. The written consent must be filed with the minutes of the proceedings of the stockholders.

2.14	Meetings by Telephone. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

ARTICLE III

Directors

3.1	Board of Directors; Number; Qualifications; Election. The Corporation shall be managed by a Board of Directors, all of who must be natural persons at least 18 years of age. Directors need not be residents of the State of Nevada or stockholders of the Corporation. The number of directors of the Corporation shall be not less than three nor more than fifteen, at least two of whom are not officers or employees of the Corporation or its affiliates. Subject to such limitations, the number of directors may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders or until his successor has been elected and qualified.

3.2	Powers of the Board of Directors: Generally. Subject only to such limitations as may be provided by the General Corporation Law of Nevada or the Articles of Incorporation, the Board of Directors shall have full control over the affairs of the Corporation.

3.3	Committees of the Board of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors, which, to the extent provided in the resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place on a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may appoint natural persons who are not directors to serve on committees.

3.4	Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the president, any vice president, or the secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, though less than a quorum, may, in accordance with Section 3.6 hereof, elect a successor to fill the vacancy created by any such resignation, and any successor so elected shall take office as of the effective date of the resignation of his or her predecessor.

3.5	Removal. Except as otherwise provided in the Articles of Incorporation, any director may be removed, either with or without cause, at any time by the vote of the stockholders at a special meeting representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

3.6	Vacancies. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the Articles of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected to fill a vacancy caused by an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and has qualified.

3.7	Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide by resolution the time and place, either within or outside the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

3.8	Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or a one-third of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Nevada, as the place for holding any special meeting of the Board of Directors called by them.

3.9	Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address. Any director may waive notice of any meeting. A director’s presence at a meeting shall constitute a waiver of notice of such meeting if the director’s oral consent is entered on the minutes or by taking part in the deliberations at such meeting without objecting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.10	Quorum. A majority of the number of directors elected and qualified at the time of the meeting shall constitute a quorum for the transaction of business at any such meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.11	Manner of Acting. If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the Board, unless the vote of a greater number is required by law or the Articles of Incorporation.

3.12	Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at such meeting; or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

3.13	Action Taken Without a Meeting. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. The written consent must be filed with the minutes of the proceedings of the Board or committee.

3.14	Meetings by Telephone. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board or committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

3.15	Director Voting Power. All Directors of the Corporation shall have equal voting power.

ARTICLE IV

Officers and Agents

4.1	Officers of the Corporation. The Corporation shall have a president, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may appoint one or more vice presidents and such other officers, assistant officers, committees, and agents, including a chairman of the board, assistant secretaries, and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. One person may hold any two or more offices. The officers of the Corporation shall be natural persons 18 years of age or older. In all cases where the duties of any officer, agent, or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent, or employee shall follow the orders and instructions of (a) the president, and if a chairman of the board has been elected, then (b) the chairman of the board.

4.2	Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first of the following occurs: until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

4.3	Removal. Any officer or agent may be removed by the Board of Directors or by the executive committee, if any, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.4	Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

4.5	Chief Executive Officer. The chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents, and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute, on behalf of the Corporation, written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the Corporation shall hold any stock. He may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the chief executive officer, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors. The chief executive officer shall have custody of the treasurer’s bond, if any. If a chairman of the board has been elected, the chairman of the board shall have, subject to the direction and modification of the Board of Directors, all the same responsibilities, rights, and obligations as described in these Bylaws for the chief executive officer.

4.6	President. The president shall, be the chief operating officer of the Corporation. The chief operating officer of the Corporation shall have general management of the business unit operations of the Corporation, subject to the direction and control of the chief executive officer, and, in turn, the Board of Directors. The chief operating officer shall sign all papers and documents to which such officer’s signature may be necessary or appropriate in connection with the operations of the Corporation, make reports to the Board of Directors, or the chief executive officer, and have such further powers and duties as may, from time to time, be prescribed by the Board of Directors or the chief executive officer. In the absence or disability of the chief executive officer, the powers and duties of the chief executive officer shall be vested in the chief operating officer; provided, however, that the chief operating officer shall not have authority to call meetings of the stockholders, the Board of Directors or the committees appointed by the Board, or to preside at meetings of the stockholders or the Board of Directors, unless he is also a Director.

4.7	Vice Presidents. The vice presidents, if any, shall assist the chief executive officer and the president and shall perform such duties as may be assigned to them by the president or by the Board of Directors. In the absence of the president, the vice president designated by the Board of Directors or (if there be no such designation) the vice president designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made, all vice presidents may exercise such powers and perform such duties.

4.8	Secretary. The secretary shall perform the following: (a) keep the minutes of the proceedings of the stockholders, executive committee, and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors; (d) keep, at the Corporation’s registered office or principal place of business within or outside Nevada, a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (e) sign with the president or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

4.9	Treasurer. The treasurer shall be the principal financial officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness, and other personal property of the Corporation, and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and aquittance’s for monies paid in or on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer. The treasurer shall also be the principal accounting officer of the Corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state, and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

4.10	Salaries. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation, or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or a designated committee thereof.

4.11	Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of that officer’s or agent’s duties and offices.

ARTICLE V

Stock

5.1	Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the Corporation by its president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, or shall be uncertificated. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as the registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificates, or whose facsimile signature has been used thereon, had not ceased to be an officer of the Corporation. If the Corporation is authorized to issue shares of more than one class or more than one series of any class, each certificate shall set forth upon the face or back of the certificate or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative right’s and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state the following upon the face thereof the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

5.2	Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

5.3	Consideration for Shares. Shares shall be issued in accordance with applicable laws at a fair market value determined by the Board of Directors notwithstanding that recourse can be made against the Board of Directors if shares are issued for less than fair market value. The shares shall be fully paid and non-assessable and no share shall be issued until the full amount of the consideration has been paid. Consideration received by the Corporation for the issuance of shares shall not be in the form of promissory notes or services to be performed in the future, or any combination thereof.

5.4	Cancellation of Certificates. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen, or destroyed certificates.

5.5	Lost Certificates. In case of the alleged loss, destruction, or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond, in such form and amount and with such surety as it may determine, before issuing a new certificate.

5.6	Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept at its principal office or by its registrar duly appointed. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Nevada.

5.7	Transfer Agents, Registrars, and Paying Agents. The Board may at its discretion appoint one or more transfer agents, registrars, and agents for making payment upon any class of stock, bond, debenture, or other security of the Corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

Indemnification of Officers and Directors

6.1	Indemnification of officers, directors, employees and agents.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 6.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Any indemnification under subsections (a) and (b) of this Section 6.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 6.1. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office and these provisions shall not limit the ability of the Corporation to enter into agreements for indemnification and advancement of expenses to the fullest extent permitted by the laws of the State of Nevada.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.2	Witness Expenses. The sections of this Article VI do not limit the Corporation’s authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been a named defendant or respondent in the proceeding.

6.3	Report to Stockholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the stockholders with or before the notice of the next stockholders’ meeting. If the next stockholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the stockholders at or before the time the first stockholder signs a writing consenting to such action.

6.4	Insurance and -Other Financial Arrangements Against Liability of Directors, Officers, Employees, and Agents. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.752), as the same now exists or may hereafter be amended or supplemented, the Corporation may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person’s status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

ARTICLE VII

Acquisition of Controlling Interest

7.1	Acquisition of Controlling Interest. The provisions of the General Corporation Law of Nevada pertaining to the acquisition of a controlling interest (currently set forth NRS 78.378 to 78.3793, inclusive), as the same now exists or may hereafter be amended or supplemented, shall not apply to the Corporation.

ARTICLE VIII

Execution of Instruments; Loans, Checks and Endorsements; Deposits; Proxies

8.1	Execution of Instruments. The president or any vice president shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

8.2	Loans. The Corporation may lend money to, guarantee the obligations of, and otherwise assist directors, officers, and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the General Corporation Law of Nevada.

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

8.3	Checks and Endorsements. All checks, drafts, or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances, and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

8.4	Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign, and deliver for collection and deposit checks, drafts, and other orders for the payment of money payable to the Corporation or its order.

8.5	Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the president or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association, or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association, or other entity or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association, or other entity, and may instruct the personor persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

8.6	Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

ARTICLE IX

Miscellaneous

9.1	Waivers of Notice. Whenever notice is required by the General Corporation Law of Nevada, by the Articles of Incorporation, or by these Bylaws, a waiver thereof in writing signed by the director, stockholder, or other person entitled to said notice, whether before, at, or after the time stated therein, or his appearance at such meeting in person or (in the case of a stockholders’ meeting) by proxy, shall be equivalent to such notice.

9.2	Corporate Seal. The Board of Directors may adopt a seal circular in form and bearing the name of the Corporation, the state of its incorporation, and the word “Seal” which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber-stamped with indelible ink.

9.3	Fiscal Year. The Board of Directors may, by resolution, adopt a fiscal year for the Corporation.

9.4	Amendment of Bylaws. Subject to repeal or change by the stockholders, and except as otherwise provided in the articles of incorporation, the Board of Directors may make, amend and repeal the bylaws of the corporation unless the stockholders, in making, amending or repealing a particular bylaw expressly provide that the directors may not amend or repeal such bylaw. The stockholders also may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the Board of Directors.

9.5	Uniformity of Interpretation and Severability. These Bylaws shall be so interpreted and construed as to conform to the Articles of Incorporation and the laws of the State of Nevada or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such state, and where conflict between these Bylaws, the Articles of Incorporation or the laws of such a state has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of these Bylaws without the invalid provision or the application thereof, and the provisions of these Bylaws are declared to be severable.

9.6	Emergency Bylaws. Subject to repeal or change by action of the stockholders, the Board of Directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the laws of the State of Nevada.

THE FOREGOING AMENDED AND RESTATED BYLAWS, constitute the Amended and Restated Bylaws of Bunker Hill Mining Corp., adopted by the Board of Directors of the Corporation as of August 1, 2026.